UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2017

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO	80202
(Address of Principal Executive Offices)	(Zip Code)
(303) 228-2200
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On August 9, 2017, Dividend Capital Diversified Property Fund Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) reconvened the 2017 annual meeting of stockholders (the “Annual Meeting”) for purposes of considering Proposal No. 3 described in detail in the definitive proxy statement for the Annual Meeting (the “Proxy Statement”), which is filed as an exhibit to this Current Report and is incorporated herein by reference. This proposal to amend the Company’s charter to restructure its share classes requires the affirmative vote of the holders of at least a majority of the Company’s outstanding shares of common stock entitled to vote thereon in order to pass. Sufficient votes to pass this proposal had not been received at the time of the reconvened Annual Meeting. The Company’s adjourned the Annual Meeting with respect to Proposal No. 3 (the “Adjournment”) in order to solicit additional proxies until Monday, August 21, 2017, at 11:00 am Mountain Daylight Time at 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202.

Item 8.01    Other Events.

Proposed Restructuring

As previously disclosed, our board of directors has approved and submitted to our stockholders for their approval Proposal No. 3 to amend our charter to restructure our share classes as part of a broader restructuring (the “Proposed Restructuring”). For more information about Proposal No. 3 and the Proposed Restructuring, please refer to the Proxy Statement.

As a result of the Adjournment of the Annual Meeting to August 21, 2017, described in Item 5.07 above, we now expect that the final day of effectiveness of the current Class E Share Redemption Program and Class A, W and I Share Redemption Program will be on or about August 18, 2017. We also expect that the last day that we will calculate a daily net asset value per share pursuant to our current valuation procedures will be on or about August 18, 2017. We also expect that the final day that we will accept subscriptions pursuant to the terms in our current registration statement for our public offering of Class A, Class W and Class I shares will be on or about August 18, 2017. We expect that redemption requests pursuant to these redemption programs, and/or subscriptions for Class A, Class W or Class I shares pursuant to the terms of our current registration statement, will be rejected if received on or after August 21, 2017.

We expect that on or about August 21, 2017, we will: (i) file the charter amendment to implement the share class restructuring, (ii) implement our new share redemption program, our new monthly valuation policies, our new distribution reinvestment plan, and various other restructuring changes, and (iii) file an amended registration statement with the Securities and Exchange Commission to revise the terms of our ongoing public offering to conform to the terms of the Proposed Restructuring. We anticipate that our new redemption program will be open and our public offering will resume shortly thereafter.

However, there can be no assurances that the stockholders will approve the proposed charter amendment on August 21, 2017, or at all, and, if approved, the implementation of the Proposed Restructuring may be delayed or may not be approved by our board of directors at all.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These forward-looking statements include, among others, statements about the expected terms and implementation of the Proposed Restructuring. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). Forward-looking statements generally can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “foresee,” “looking ahead,” “is confident,” “should,” “will,” “predicted,” “likely,” or similar words or phrases intended to identify information that is not historical in nature. Forward-looking statements are based on expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. For a further discussion of risk factors that could lead to actual results materially different from those described in the forward-looking statements, see the risk factors disclosed in the definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on June 7, 2017, and the risk factors in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2017, both available at www.sec.gov. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
99.1	Definitive Proxy Statement on Schedule 14A, filed with the Commission on June 7, 2017 and incorporated herein by reference

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Diversified Property Fund Inc.
August 10, 2017
	By:	/S/ M. KIRK SCOTT
M. Kirk Scott
Chief Financial Officer